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                                                               EXHIBIT 99 (a)(4)

                          NOTICE OF GUARANTEED DELIVERY

                          OF SHARES OF COMMON STOCK OF

                              CHESTER BANCORP, INC.


            PURSUANT TO THE OFFER TO PURCHASE DATED JULY 10, 2001



This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

            o certificates evidencing shares of Common Stock, $1.00 par value per share, (the "Shares") of Chester Bancorp, Inc., a Delaware corporation ("Chester Bancorp"), are not immediately available or cannot be delivered to Chester National Bank (the "Depositary") prior to the expiration date, or

            o time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the expiration date (as defined in the Offer to Purchase).

The Offer to Purchase and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the "Offer."

TO:      Chester National Bank

BY MAIL, HAND OR OVERNIGHT DELIVERY:
                 Chester National Bank
                 1112 State Street
                 Chester, Illinois 62233

BY FACSIMILE TRANSMISSION:
                 Chester National Bank
                 Attention:  Michael W. Welge
                 (618) 826-2142

CONFIRM BY TELEPHONE: (800) 851-5371 ext. 301

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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By signing this Notice of Guaranteed Delivery, you tender to Chester Bancorp at the Purchase Price of $17.75 per share, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in
Section 3 of the Offer to Purchase.

You hereby tender to Chester Bancorp, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of Common Stock of Chester Bancorp listed below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

NUMBER OF SHARES TENDERED: _______________________________


ODD LOTS

(SEE INSTRUCTION 13 TO THE LETTER OF TRANSMITTAL)


Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 Shares and you are tendering all of your Shares.

The undersigned either (check one box):

         [  ]     is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

         [  ]     is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which the undersigned is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

CONDITIONAL TENDERS

(SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)


You may condition the tender of your Shares upon the purchase by Chester Bancorp of a specified minimum number of the Shares you are tendering hereby (which minimum number can be all of the Shares you are hereby tendering), all as described in the Offer to Purchase. It is your responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional.

Minimum number of Shares that must be purchased, if any are purchased:_____________ Shares.

If, because of proration, the minimum number of Shares that you designated above will not be purchased, Chester Bancorp may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked the following box.

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The tendered Shares represent all of the Shares held by me.

SIGNATURES

Signatures:


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Name(s) of Record Holders(s): __________________________________________________
                                          (please type or print)

Certificate Nos.: ______________________________________________________________

Address:________________________________________________________________________
                               (Include Zip Code)

Daytime Area Code and Telephone Number:_________________________________________

Date:___________________________________________________________________________

If Shares will be delivered by book-entry transfer, provide the Account Number.

Account Number:_________________________________________________________________




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                              GUARANTEE OF DELIVERY

                    (Not to be Used for Signature Guarantee)


The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, (each of the foregoing constituting an ("Eligible Institution"), guarantees delivery to the Depositary of the Shares tendered, in proper form for transfer, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), and any other required documents, all within three trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ______________________________________________

Authorized Signature:_______________________________________

Name:_______________________________________________________
                       (Please Print)

Title:______________________________________________________

Address: ___________________________________________________

         ___________________________________________________

         ___________________________________________________

Areas Code(s) and Telephone Number(s):______________________


Dated: _______________________, 2001


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. SHARE CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.


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